UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2023

Capri Holdings Ltd

(Exact name of Registrant as Specified in its Charter)

British Virgin Islands	001-35368	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Whitfield Street, 2nd Floor
London, United Kingdom
W1T 4EZ
(Address of Principal Executive Offices)

44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period   ☐
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 25, 2023, Capri Holdings Limited (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of August 10, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among the Company, Tapestry, Inc. (“Tapestry”), and Sunrise Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Tapestry.

As of the close of business on September 11, 2023, the record date for the Special Meeting (the “Record Date”), there were 116,139,745 ordinary shares of the Company, no par value (“Company Ordinary Shares”), outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, the holders of a total of 88,995,609 Company Ordinary Shares, representing approximately 76.62% of the votes of the Company Ordinary Shares entitled to vote on resolutions of members to be considered at the Special Meeting, were present in person by remote communication or represented by proxy, constituting a quorum.

At the Special Meeting, the Company’s shareholders voted on the following proposals and cast their votes as described below.  For more information on each of these proposals, see the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on September 20, 2023.

Proposal No. 1 – The Company’s shareholders adopted the resolution authorizing the Merger Agreement.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
88,676,168	123,823	195,618

Proposal No. 2 – The Company’s shareholders approved, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
59,552,370	28,138,986	1,304,253

Proposal No. 3 – The Company’s shareholders did not vote on the proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies, to adopt the Merger Agreement at the time of the Special Meeting because such adjournment was not necessary.

Completion of the Merger remains subject to the fulfillment or waiver of the closing conditions set forth in the Merger Agreement, including the receipt of certain regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED

Date: October 25, 2023

	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer